CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 7, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-45328 and 811-06554) of Alliance Americas Government Income Trust, Inc. (formerly, Alliance North American Government Income Trust, Inc.).



                                          ERNST & YOUNG LLP



 New York, New York

 October 23, 2002


00250.0157 #357388